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EXHIBIT 99.10(a)

Consent of Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

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                      CONSENT OF INDEPENDENT ACCOUNTANTS



Pacific Mutual Life Insurance Company:


We hereby consent to the use in Post-Effective Amendment No. 9 under the Securities Act of 1933 and Amendment No. 10 under The Investment Company Act of 1940 to Registration Statement No. 33-32704 on Form N-4 of our reports dated February 16, 1996 related to Pacific Select Variable Annuity Separate Account for the year ended December 31, 1995 which is incorporated by reference in such Registration Statement and our report dated February 23, 1996, related to Pacific Mutual Life Insurance Company's Financial Statements for the years ended December 31, 1995 and 1994 which is included in the Statement of Additional Information of such Registration Statement, and to references to us under the heading "Financial Highlights" appearing in the prospectus of Pacific Select Variable Annuity and under the heading "Independent Accountants" in the Statement of Additional Information for Pacific Select Variable Annuity which are part of such Registration Statement.



March 26, 1996



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DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
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